UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 30, 2016
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-35769	46-2950970
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 416-3400
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On June 30, 2016, News Corporation (the "Company") announced that it had reached an agreement on the terms of a recommended cash offer to be made by its subsidiary, News Corp UK & Ireland Limited, to acquire the entire issued and to be issued share capital of Wireless Group plc (the "Offer"), a publicly-traded company listed on the London and Irish Stock Exchanges, at a purchase price of 315 pence per share in cash.  The Offer is subject to customary closing conditions, including shareholder acceptances and regulatory approval, the other terms set forth in the announcement (the "2.7 Announcement") issued by the Company pursuant to Rule 2.7 of the City Code on Takeovers and Mergers (the "Code") and any further terms set out in the Company's Offer Document, which is required under the Code to be published on or before July 28, 2016.  A copy of the 2.7 Announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	2.7 Announcement issued by News Corporation, dated June 30, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Michael L. Bunder
Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary
Dated: June 30, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	2.7 Announcement issued by News Corporation, dated June 30, 2016.